Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-263207, 333-254023, 333-237044, 333-230129 and 333-224403) and Form S-3 (No. 333-258518) of Surface Oncology, Inc. of our report dated March 9, 2023 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 9, 2023

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